CREDIT AGREEMENT

                          Dated as of October 21, 1998


                                      among


                                THE STANLEY WORKS
                                   as Borrower



                         THE LENDERS REFERRED TO HEREIN,
                                   as Lenders

                                       and

                                 CITIBANK, N.A.
                                    as Agent


                            CITICORP SECURITIES, INC.
                                    Arranger

     CREDIT AGREEMENT, dated as of October 21, 1998, among THE STANLEY WORKS (the "Borrower"); each of the lenders listed on the signature pages hereof under the heading "LENDERS" (the "Lenders"); and CITIBANK, N.A., as Agent for the Lenders (together with its successors in such capacity, the "Agent").

     The Borrower, certain lenders and the Agent are parties to an Amended and Restated Facility A (364-Day) Credit Agreement dated as of October 23, 1996 (as in effect immediately prior to the Effective Date (as defined below), the "Existing Credit Agreement"), providing, subject to the terms and conditions thereof, for the making of advances by said lenders to the Borrower up to an aggregate principal amount at any one time outstanding not exceeding $150,000,000.

     The Borrower proposes to terminate the Commitments under the Existing Credit Agreement, and the Borrower, the Lenders and the Agent wish to enter into this Agreement in order to provide for Commitments in an aggregate amount of $250,000,000 and to incorporate by reference the terms and conditions of the Existing Credit Agreement with the modifications set forth below; and accordingly, the parties hereto hereby agree as follows:


     Section 1. Definitions. Terms used but not otherwise defined herein have the meanings given them in the Existing Credit Agreement.

     Section 2. The Commitments. The parties hereto agree that effective on the Effective Date (1) the Lenders agree to make Committed Advances on and subject to the terms and conditions of the Existing Credit Agreement as modified hereby, each Lender to have the Commitment set forth in Schedule I hereto opposite the name of such Lender, (2) the terms and conditions of the Existing Credit Agreement shall be modified as provided in Section 3 hereof (such terms and conditions, as so modified, being herein called the "Amended Terms"), and (3) the Amended Terms shall be deemed incorporated herein by reference and made a part hereof and shall be deemed to continue in effect without regard to any amendment or termination after the Effective Date; and without limiting the foregoing, the Borrower agrees to perform, observe and comply with the Amended Terms, and all of the terms, conditions, covenants, agreements, limitations, schedules, exhibits and other provisions constituting the Amended Terms shall be given effect as if the Existing Credit Agreement were amended and restated in its entirety hereby with the modifications herein provided.

     Section 3. Amendments. Effective on the Effective Date, (i) the Borrower confirms that Commitments under the Existing Credit Agreement are terminated and
(ii) the parties agree that the terms and conditions of the Existing Credit Agreement are hereby modified as set forth below:

     A. References in the Existing Credit Agreement to "this Agreement" and "Facility A (364 Day) Credit Agreement dated as of October 23, 1996" and words of similar import (including indirect references) shall be deemed to be references to this Agreement.

     B. Section 1.01 of the Existing Credit Agreement is hereby modified by changing the following definitions to read in their entirety as follows:

         "Applicable  Eurodollar  Margin"  means,  with  respect to any Interest
     Period for each Eurodollar Rate Advance, (i) .1900% if on the date such Eurodollar Rate Advance is made the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("Standard & Poor's") and Baa1 or higher by Moody's Investors Service, Inc. ("Moody's"), (ii) .2300% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Moody's, and (iii) .2500% if on such date clauses (i) and (ii) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency); provided, however, that if the maturity of any Eurodollar Rate Advance has been extended pursuant to Section 2.07(c), the Applicable Eurodollar Margin shall mean, with respect to any Interest Period for each Eurodollar Rate Advance from and after the Termination Date, (i) .2500% if on the Termination Date or on the date such Eurodollar Rate Advance is made the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's,
     (ii) .3000% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Moody's, and (iii) .3500% if on such date clauses (i) and (ii) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency).

         "Applicable Facility Fee Rate" means as of any date of payment of the fee required by Section 2.03 (i) a rate per annum equal to .0600% if on such date the Borrower's outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor's and Baa1 or higher by Moody's, (ii) a rate per annum equal to .0700% if on such date clause (i) is inapplicable and the Borrower's outstanding Long-Term Indebtedness is rated BBB or higher by Standard & Poor's and Baa2 or higher by Mood s, and (iii) .1000% if on such date clauses (i) and (ii) are inapplicable (including if such Long-Term Indebtedness is no longer rated by either agency).

         "Commitment" means, with respect to any Lender, the amount specified opposite such Lender's name on Schedule I hereto or, if such Lender has entered into any Assignment and Acceptance or New Commitment Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.01(b) or increased pursuant to Section 2.01(c).

          "Termination Date" means the earlier of (a) October 20, 1999 or (b) the date of termination in whole of the Commitments pursuant to Section 2.01(b) or 6.01.

     C. Section 2.03(a) of the Existing Credit Agreement is hereby modified to read in its entirety as follows:

         "SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Lender and, in the case of each Person which becomes a Lender pursuant to
     Section 8.07, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender until the Termination Date at the Applicable Facility Fee Rate, payable quarterly in arrears on the last day of each March, June, September and December during the term hereof and on the Termination Date. All computations of the facility fee shall be based on a year of 365 or 366 days, as the case may be."

     D. Schedule I hereto shall be deemed attached to and made a part of the Existing Credit Agreement as Schedule I thereto.

     Section 4. Representations and Warranties. The Borrower represents and warrants to the Lenders as of the Effective Date that (i) the representations and warranties set forth in Section 4.01 of the Existing Credit Agreement are true and correct on and as of the Effective Date as though made on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Section 4.01 to "this Agreement" included reference to this Agreement and as if each reference in said Section 4.01 to "December 30, 1995" were instead a reference to "January 3, 1998" and (ii) no event has occurred and is continuing that constitutes a Default or Event of Default (and the parties agree that breach of any of said representations and warranties shall constitute an Event of Default under Section 6.01(b) of the Existing Credit Agreement as incorporated herein).

     Section 5. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Agent shall notify the Borrower that the following conditions precedent have been satisfied (and the Agent shall promptly notify the Banks of the occurrence of the Effective Date):

     (a) Documents. The Agent shall have received the following documents (with, except in the case of clause (2), sufficient copies for each Lender), each of which shall be satisfactory to the Agent in form and substance:

         (1) Execution by All Parties. Counterparts of this Agreement, duly executed and delivered by each of the parties hereto.

         (2) Notes. Committed Notes and Uncommitted Notes to the order of the Lenders (and each of the Existing Lenders that is a party hereto agrees that it will return to the Borrower such Lender's Notes (as defined in the Existing Credit Agreement) issued to such Lender under the Existing Credit Agreement on or as promptly as practical after the Effective Date).

         (3) Authority and Approvals. Certified copies of the resolutions of the Board of Directors of the Borrower (or equivalent documents) authorizing and approving this Agreement and the Notes, authorizing Borrowings under this Agreement in an aggregate principal amount up to but not exceeding $250,000,000 at any one time outstanding, and certified copies of all documents evidencing other necessary action (corporate, partnership or otherwise) and governmental approvals, if any, with respect to this Agreement and the Notes.

         (4) Secretary's or Assistant Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date, certifying the names and true signatures of the officers of the Borrower authorized to execute and deliver this Agreement and the Notes and the other documents to be delivered hereunder.

         (5) Opinion of Borrower's Counsel. A favorable opinion of counsel to the Borrower, in substantially the form of Exhibit A hereto, and as to such other matters as the Agent or any Lender acting through the Agent may reasonably request.

         (6) Closing Certificate. A certificate of a senior financial officer of the Borrower, dated the Effective Date, certifying the representations and warranties set forth in Section 4 hereof are true on such date as if made on and as of such date.

     (b) Approvals. The Agent shall have received evidence satisfactory to it of receipt of all third party consents and approvals necessary in connection with this Agreement (without the imposition of any conditions except those that are acceptable to the Lenders) and that the same remain in effect.

     (c) Expenses. The Borrower shall have paid all accrued fees and expenses of the Agent (including the reasonable fees and expenses of counsel to the Agent in connection with this Agreement).

     (d) Fees. The Agent shall have received evidence that the Borrower shall have paid in full all facility fees payable to the Existing Lenders under the Existing Credit Agreement accrued to the Effective Date.

     (e) Other  Items.  The Agent  shall have  received  such  other  approvals,
opinions  and  documents   relating  to  this  Agreement  and  the  transactions
contemplated hereby as any Lender may, through the Agent, reasonably request.

     Section 6. Miscellaneous. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement be duly executed and delivered as of the day and year first above written.

                                           BORROWER

                                           THE STANLEY WORKS


                                            By  CRAIG A. DOUGLAS
                                             Name:  Craig A. Douglas
                                             Title: Treasurer



                                            AGENT

                                            CITIBANK, N.A.


                                            By  CAROLYN A. KEE
                                             Name:  Carolyn A. Kee
                                             Title: Vice President

                                            LENDERS

                                            CITIBANK, N.A.


                                            By  CAROLYN A. KEE
                                             Name:  Carolyn A. Kee
                                             Title: Vice President


                                            WACHOVIA BANK, N.A.


                                            By  TERENCE A. SNELLINGS
                                             Name:  Terence A. Snellings
                                             Title: Senior Vice President


                                            BANQUE NATIONALE DE PARIS


                                            By  RICHARD L. STED
                                             Name:  Richard L. Sted
                                             Title: Senior Vice President

                                            By  GWEN ABBOTT
                                             Name:  Gwen Abbott
                                             Title: Assistant Vice President


                                            BARCLAYS BANK PLC


                                            By  TERANCE BULLOCK
                                             Name:  Terance Bullock
                                             Title: Vice President

                                            FLEET NATIONAL BANK


                                            By  JEFF LYNCH
                                             Name:  Jeff Lynch
                                             Title: SVP


                                            ROYAL BANK OF CANADA


                                            By  MOLLY DRENNAN
                                             Name:  Molly Drennan
                                             Title: Senior Manager
                                                    Corporate Banking


                                            MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK


                                            By   ROBERT BOTTAMEDI
                                             Name:  Robert Bottamedi
                                             Title: Vice President


                                            MELLON BANK, N.A.


                                            By  ROBERT H. SUMMERSGILL
                                             Name:  Robert H. Summersgill
                                             Title: First Vice President

                                            BANKBOSTON, N.A.


                                            By  HARVEY H. THAYER, JR.
                                             Name:  Harvey H. Thayer, Jr.
                                             Title: Managing Director

                                            THE NORTHERN TRUST COMPANY


                                            By  JAMES I. MONHART
                                             Name:  James I. Monhart
                                             Title: Senior VP

                                            BANKERS TRUST COMPANY


                                            By  ANTHONY LOGRIPPO
                                             Name:  Anthony LoGrippo
                                             Title: Vice President

                                                                 SCHEDULE I

                             Lenders and Commitments


Lenders                                                          Commitment

CITIBANK, N.A.                                                   $30,000,000.00

BANQUE NATIONALE DE PARIS                                        $27,500,000.00

FLEET NATIONAL BANK                                              $27,500,000.00

MELLON BANK, N.A.                                                $27,500,000.00

MORGAN GUARANTY TRUST COMPANY OF NEW YORK                        $27,500,000.00

WACHOVIA BANK, N.A.                                              $27,500,000.00

BANKERS TRUST COMPANY                                            $25,000,000.00

BARCLAYS BANK PLC                                                $20,000,000.00

ROYAL BANK OF CANADA                                             $17,500,000.00

BANKBOSTON, N.A.                                                 $10,000,000.00

THE NORTHERN TRUST COMPANY                                       $10,000,000.00

                                                                       EXHIBIT A


                      [FORM OF OPINION OF GENERAL COUNSEL]

                                                                October 21, 1998


To each of the Lenders parties
  to the Credit Agreement referred
  to below and to Citibank, N.A.,
  as Agent for said Lenders

Ladies and Gentlemen:

     I am the General Counsel of The Stanley Works, a Connecticut corporation (the "Borrower"), and have acted as counsel to the Borrower in connection with the Credit Agreement, dated as of October 21, 1998 (the "Credit Agreement"), among the Borrower, certain Lenders parties thereto (the "Lenders"), and Citibank, N.A., as Agent for said Lenders.

     This opinion is being delivered to you pursuant to Section 5(a)(5) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

          (a) a counterpart executed by the Borrower of the Credit Agreement;

          (b) each of the executed Notes;

          (c) copies of the Certificate of Incorporation and Bylaws of the Borrower;

          (d) a certified copy of certain resolutions of the Board of Directors of the Borrower;

          (e) certificates from public officials in the State of Connecticut as to the good standing of the Borrower in the State of Connecticut; and

          (f) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon written statements and certificates of the Borrower and its officers and other representatives and of public officials.

     Unless otherwise indicated, references in this opinion to the "Loan Documents" shall mean the documents listed in clauses (a) and (b) above. In addition, references to (i) "Applicable Laws" shall mean the laws and regulations of the States of Connecticut and New York and the United States of America (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) which are applicable to the transactions contemplated by the Loan Documents; (ii) the term "Governmental Authorities" means any Connecticut, New York and federal executive, legislative, judicial, administrative or regulatory body; (iii) the term "Applicable Contracts" shall mean the agreements and instruments set forth in the index of exhibits to the Borrower's Annual Report on Form 10K for the year ended , 19 filed with the Securities and Exchange Commission and (iv) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to any Applicable Law.

     I am admitted to the bar in the States of Connecticut and New York. This opinion is limited to the laws of the State of Connecticut, the State of New York and the United States of America to the extent specified herein.

     In rendering this opinion, I have assumed, with your consent, that:

     (a) the execution, delivery or performance by the Borrower of the Loan Documents does not and will not conflict with, contravene, violate or constitute a default under any rule, law or regulation to which the Borrower is subject (other than applicable laws, orders and decrees as to which I express my opinion in paragraph 5 herein) or any agreement or instrument to which the Borrower or the Borrower's property is subject (except and to the extent that I express my opinion in paragrap 5 herein);

     (b) and no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which I express my opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Borrower of any Loan Document or the transactions contemplated thereby.

     My  opinions   are  also   subject  to  the   following   assumptions   and
qualifications:

     (a) the Credit Agreement constitutes the valid and binding obligation of the Lenders and is enforceable against the Lenders in accordance with its terms; and

     (b) I express no opinion as to the effect on the opinions  herein stated of
     (i) the compliance or noncompliance of the Lenders with any state, federal or other laws or regulations applicable to the Lenders or (ii) the legal or regulatory status or the nature of the business of the Lenders.

     Based upon the foregoing and such investigations that I have deemed necessary, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

     1. The Borrower has been duly incorporated, is validly existing and in good standing under the laws of the State of Connecticut.

     2. The Borrower has the corporate power and corporate authority to execute, deliver and perform all of its obligations under the Loan Documents.

     3. The execution and delivery of each Loan Document has been duly authorized by all requisite corporate action on the part of the Borrower.

     4. Each Loan Document has been duly executed and delivered by the Borrower, constitutes a valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, subject to the following qualifications:

          (i) enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

          (ii) I express no opinion as to the enforceability of any rights to indemnification provided for in the Loan Documents which may violate the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

          (iii) I express no opinion as to the enforceability of Section 8.05 of the Existing Credit Agreement as incorporated in the Credit Agreement insofar as this provision purports to authorize a Person who has purchased a participation in Advances under the Credit Agreement to set off, appropriate or apply any deposit or property or indebtedness of the Borrower against any obligation of the Borrower.

     5. Neither the execution, delivery or performance by the Borrower of the Loan Documents nor the compliance by the Borrower with the terms and provisions thereof will conflict with, contravene, violate or constitute a default under
(i) any provision of any Applicable Contract or, to the best of my knowledge, after due investigation, any other agreement or instrument to which the Borrower or the Borrower's property is subject, (ii) any provision of any Applicable Law,
(iii) to the best of my knowledge, after due investigation, any judicial or administrative order or decree of any Governmental Authority or (iv) its Certificate of Incorporation and By-laws. As used in this paragraph, "due investigation" means solely that, as to agreements and instruments, I have interviewed the officers of the Borrower responsible for its financing activities, and, as to orders and decrees, I have interviewed the lawyers under my supervision.

     6. Based on my review of Applicable Laws, but without my having made any special investigation concerning any other law, rule or regulation, no Governmental Approval which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Loan Documents by the Borrower.

     7. The Borrower is not required to be registered under the Investment Company Act of 1940, as amended.

     This opinion is being furnished only to you and is solely for your benefit in connection with the transactions contemplated by the Loan Documents and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose without my prior written consent.


                                                     Very truly yours,